Andatee China Marine Fuel Services Corporation Approves Share Repurchase Plan; CEO Adopts 10b5-1 Trading Plan

On October 18, 2010 – Andatee China Marine Fuel Services Corporation (NASDAQ GM: AMCF), the leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in Northern China, today announced that its Board of Directors approved and adopted a share repurchase plan.

The Company plan authorizes a buyback of the Company’s common stock up to a value of $0.5 million. The plan is valid through October 2011. Andatee may (but is not obligated to) repurchase shares of its common stock from time to time on the open market or in privately negotiated transactions pursuant to the Exchange Act Rule 10b-5, Rule 10b5-1, Rule 10b-18 and other applicable SEC legal requirements.  The timing and actual number of shares repurchased will depend on a variety of factors including regulatory restrictions on price, manner, timing, and volume, corporate and other regulatory requirements and other market conditions in an effort to minimize the impact of the purchases on the market for the stock.  The repurchased stock will be cancelled and returned to the Company’s authorized but unissued common stock to be used for acquisitions and other valid corporate purposes.  There can be no assurance that any shares will be repurchased by the Company either through plan or otherwise. Any actual repurchases will be reported in the Company’s periodic reports and will be funded from available cash on hand.

In addition, the Company’s Chief Executive Officer and Chairman of the Board, An Fengbin, has also adopted a stock trading plan in accordance with the guidelines specified by Rule 10b5-1 under the Exchange Act.  Under this plan, Mr. An may (but is not required to) purchase the Company’s common stock up to a value of $0.5 million through October 2011, subject to certain conditions.  Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. These plans allow insiders to have shares bought or sold for their accounts over a period of time regardless of any material, non-public information they may receive after adopting their plans.

Mr. An Fengbin, Chairman and CEO of Andatee stated, "The Board's authorization of the share repurchase plan reflects our confidence in the strength and confidence we have in the fundamental strength of Andatee’s business. The Company's continued expansion of its footprint along coastal China and ongoing construction of production facilities give us this confidence in the long-term growth prospects of our business.  We remain strongly committed to maximizing the long-term shareholder value and realizing the full potential of our business and operations."

As of October 15, 2010, Andatee had approximately 9.6 million shares of common stock outstanding.

About Andatee

Andatee China Marine Fuel Services Corporation (“Andatee” or the “Company”) is a leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in Northern China. Andatee is headquartered in the City of Dalian, a key international shipping hub and an international logistics center in Northern China and maintains operations in Liaoning, Shandong and Zhejiang Provinces in the People’s Republic of China.

Safe Harbor Relating to the Forward Looking Statements

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule under the Private Securities Litigation Reform Act of 1995. All forward-looking statements included herein are based upon information available to the Company as of the date hereof and, except as is expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. As a result, investors should not place undue reliance on these forward-looking statements. To the extent that any statements made here are not historical, these statements are essentially forward-looking. Forward- looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates" and other words of similar meaning. The Company may also make written or oral forward-looking statements in its periodic reports filed with the U.S. Securities and Exchange Commission and other written materials and in oral statements made by its officers, directors or employees to third parties. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements. Such risk factors include, without limitation, our ability to properly execute our business model, to successfully integrate recent acquisition into the Company’s existing infrastructure, to estimate the revenue potential and profitability of various acquired assets, to attract and retain management and operational personnel, potential volatility in future earnings, fluctuations in the Company’s operating results, PRC governmental decisions and regulation, and existing and future competition that the Company is facing. These forward- looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission under the caption "Risk Factors" in such filings.